BANKWELL FINANCIAL GROUP, INC. The undersigned hereby constitutes and appoints Penko Ivanov and Matthew Oxx, individually or collectively my true and lawful attorneys with full power to sign for me and in my name, in the capacities indicated below with respect to Bankwell Financial Group, Inc. Forms 3, 4 and 5, and such other Forms or materials that are or may be promulgated by the Securities and Exchange Commission in connection with compliance with Section 16(a) of the Securities Exchange Act of 1934 and Rule 16a-3 under such Act, and generally to do all such things in my name and behalf in such capacities, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or either of them, to said Forms and any and all amendments thereto. /S/ Carl Porto Signature Carl Porto Print Name Director Title 7/6/2020 Date